UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously reported, in July 2021, Siemens Government Technologies, Inc. and Siemens Industry, Inc. (collectively, “Siemens”) filed a lawsuit against Solaria Corporation and SolarCA, LLC, which are wholly-owned subsidiaries of Complete Solaria, Inc. (collectively, the “Subsidiaries”), in Fairfax Circuit Court (the “Court”) in Fairfax, Virginia in the case captioned Siemens Government Technologies, Inc. and Siemens Industry Inc. v. Solaria Corporation and SOLARCA, LLC (Case No. CL-2021-10556). In such lawsuit, Siemens alleged that the Subsidiaries breached express and implied warranties under a purchase order that Siemens placed with the Subsidiaries for a solar module system. Siemens claimed damages of approximately $6.9 million, inclusive of amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees.

As previously reported, in February 2024, the Court issued an order against the Subsidiaries which awards Siemens approximately $6.9 million, inclusive of amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorney’s fees, the amount of which would be determined at a later hearing. The Subsidiaries intend to appeal such judgment.

On June 17, 2024, the Court entered a final order (“Siemens v. Solaria Final Order”) which awards Siemens a total of $2,007,024.63 in attorneys’ fees and costs. The Subsidiaries intend to appeal such judgment.

The foregoing description of the Siemens v. Solaria Final Order does not purport to be complete and is qualified in its entirety by the terms and conditions of the Siemens v. Solaria Final Order, the form of which is filed as Exhibit 10.1 (Siemens v. Solaria Final Order) and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, including statements relating to post-trial remedies, including an intention to appeal the judgement. When used herein, the words “potential,” “believe,” “expect,” “expects,” “expected,” “anticipate,” “may,” “will,” “enable,” “should,” “seek,” “approximately,” “intends,” “intended,” “plans,” “planned,” “planning,” “estimates,” “benefits,” or the negative of these words or other comparable terminology and similar expressions as they relate to Complete Solaria, Inc. (“Complete Solaria”) and are intended to identify such forward-looking statements. These statements are based on the current views and assumptions of Complete Solaria and involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements, relating to, among other things, the ability to successfully prevail on post-trial motions or appeal, the impact of any final judgment on Complete Solaria’s consolidated financial results, and other risks and uncertainties disclosed from time to time in Complete Solaria’s filings with the U.S. Securities and Exchange Commission or otherwise. These forward-looking statements are based on information currently available to Complete Solaria and it assumes no obligation to update any forward-looking statements except as required by applicable law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Siemens v. Solaria Final Order.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: June 21, 2024	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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